FOR IMMEDIATE RELEASE
Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	CombinatoRx, Incorporated
CombinatoRx, Incorporated	857-753-6562
617-301-7100	gnugent@combinatorx.com
rforrester@combinatorx.com

COMBINATORX RECEIVES NASDAQ NOTIFICATION

CAMBRIDGE, Mass. – May 19, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) reported today that it received a letter, dated May 18, 2009, from the Listing Qualifications Department of The NASDAQ Stock Market informing the Company that it no longer complies with the minimum $10.0 million stockholders’ equity requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Marketplace Rule 5450(b)(1)(A). NASDAQ’s determination was based on a review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009. At that time, the Company’s stockholders’ equity was reported at $7.6 million. The NASDAQ letter has no immediate effect on the listing of the Company’s common stock.

NASDAQ Staff requested that the Company provide a plan to achieve and sustain compliance with this continued listing requirement by June 2, 2009, including the time frame for completion of the plan. The Company intends to submit a compliance plan to the NASDAQ Staff to continue listing on The NASDAQ Global Market in a timely manner.

If, after the conclusion of the NASDAQ Staff’s review, the Staff determines not to accept the Company’s plan of compliance, then the NASDAQ Staff will provide the Company with written notification that its common stock is subject to delisting from The NASDAQ Global Market. At that time, the Company would be afforded the opportunity to request a hearing to appeal the decision to a NASDAQ Listing Qualifications Panel. In such an event, the Company’s common stock would remain listed on the NASDAQ Global Market pending a decision by the Panel following the hearing. If the Company’s compliance plan is not approved at such a hearing, NASDAQ may permit the Company to transfer its common stock to the NASDAQ Capital Market if it meets the requirements for continued listing on that market.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx and its plans to regain compliance with the continued listing standards of The NASDAQ Global Market. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related the Company's ability to develop and implement a plan to increase its stockholders’ equity and continue its listing on The NASDAQ Global Market, and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com